                                                                       Exhibit 1

                                 LOAN AGREEMENT

         LOAN AGREEMENT, dated as of February 10, 2004 (this "Agreement"), among Vitalstate, Inc., a New York corporation, with its executive offices located at 2191 Hampton Avenue, Montreal, Quebec H4A 2K5 (the "Borrower"), Vitalstate Canada Ltd., a Canadian corporation with its executive offices located at 2191 Hampton Avenue, Montreal, Quebec H4A 2K5, Vitalstate US, Inc., a Florida corporation with its executive offices located at 1499 High Ridge Road, Boynton Beach, Florida 33524 (Vitalstate Canada Ltd. and Vitalstate US, Inc. are hereinafter referred to both singly and collectively as the "Guarantors"), and Scepter Holdings Inc., a Canadian corporation with an address at 170 Midwest Road, Toronto, Ontario M1P 3A9 (the "Lender").

         WHEREAS, Lender has agreed to periodically make loans to the Borrower and the Borrower has agreed to borrow from the Lender up to an aggregate principal amount of Two Million U.S. Dollars ($2,000,000) (the "Loans") in accordance with the terms and conditions set forth herein and in the secured promissory note in the form annexed hereto and made a part hereof as Exhibit A (the "Note");

         WHEREAS, payment for the Note shall be guaranteed by the Guarantors pursuant to a Guaranty annexed hereto as Exhibit B (the "Guaranty")and pursuant to Movable Hypothecs from the Borrower and Vitalstate Canada Inc. in the forms annexed hereto as Exhibit D-1 and Exhibit D-2, respectively (the "Hypothecs"); and

         WHEREAS, the security for the Notes shall be (a) accounts receivable, contract rights and other rights to payment for the sale of goods of Borrower and the Guarantors and (b) inventory of Borrower and the Guarantors (singly and collectively the "Collateral") pursuant to a Security Agreement dated even date herewith between Borrower, the Guarantors and the Lender annexed hereto as Exhibit C (the "Security Agreement") and pursuant to Movable Hypothecs from the Borrower and Vitalstate Canada Ltd. in the forms annexed hereto as Exhibit D-1 and Exhibit D-2, respectively (the "Hypothecs").

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1. THE LOAN Subject to the terms and conditions of this Agreement, the Lender agrees to periodically loan to the Borrower, as and when required by the Borrower to meet its cash flow needs, and the Borrower agrees to borrow from the Lender, at such times as Borrower shall notify Lender in writing, up to an aggregate principal amount of Two Million U.S. Dollars ($2,000,000.00) in tranches of One Hundred Thousand U.S. Dollars ($100,000.00) each. The Loans, including all accrued interest thereon, are payable on demand and in all events not later than December 31, 2004 (the "Maturity Date").

SECTION 2. NOTES; INTEREST; PAYMENTS The Loan shall be evidenced by Notes in the form attached hereto as Exhibit A and shall be due and payable in full, subject to earlier repayment in whole or in part upon earlier demand by Lender, on the Maturity Date. The Borrower may from time to time prepay the Loan in whole or in part, in increments of $10,000, without notice and without penalty, provided that any such prepayment is accompanied by the payment of all accrued and unpaid interest on the amount prepaid. All payments on the Notes shall be made to the Lender at the address set forth above or such other address as Lender shall designate in writing.

SECTION 3. CONDITIONS PRECEDENT TO THE LOAN The disbursement of each Loan tranche shall be subject to the satisfaction, or waiver by the Lender, of the following conditions precedent:

3.1. The Lender shall have received a Note, duly executed and delivered by the Borrower.

3.2. The Lender shall have received the Security Agreement duly executed and delivered by Borrower and the Guarantors as well as originals, each duly executed by Borrower and the Guarantors, of all financing statements under the Uniform Commercial Code, and other documents and instruments required by Lender in connection with the Security Agreement.

3.3 The Lender shall have received a Hypothec duly executed and delivered by Borrower and Vitalstate Canada Ltd., as well as originals, each duly executed by Borrower and Vitalstate Canada Ltd., of all financing statements under Canadian law, and other documents and instruments required by Lender in connection with the Hypothecs.

3.4 The Lender shall have received a Guaranty duly executed and delivered by Guarantors.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE BORROWER As a material inducement to the Lender to enter into this Agreement, the Borrower and the Guarantors hereby represent, warrant and agree that:

4.1. Each of the Borrower and each Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority and legal right to incur the obligations provided for hereunder and under the Note and to execute and deliver and to perform and observe the provisions of this Agreement and the Loan Documents (as hereinafter defined) to which it is a party.

4.2. The making and performance by the Borrower and the Guarantors of this Agreement and the other Loan Documents has been, and each Note by the Borrower shall have been, duly authorized by all necessary corporate action.

4.3. This Agreement and each other Loan Document to which it is party constitutes or will constitute a legal and binding obligation of the Borrower, enforceable against the Borrower in accordance with their terms. This Agreement and each other Loan Document to which it is a party constitutes a legal and binding obligation of the Guarantors, enforceable against them in accordance with their terms

4.4. The chief place of business and chief executive office of the Borrower and the Guarantors and the office where the Borrower and the Guarantors shall keep the Collateral and their records concerning the Collateral are located at Borrower's and Guarantors' address set forth above.

4.5. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party not already undertaken is required for exercise by Lender of its rights and remedies hereunder.


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4.6. The Borrower and each Guarantor possesses all licenses, permits and other authorizations required by any applicable governmental authority for the operation and conduct of its business and is otherwise in compliance with all laws, rules and regulations of any such governmental authority.

4.7. The Borrower has timely filed all reports required to be filed pursuant to the Securities Exchange Act of 1934, as amended and the rules under regulations promulgated thereunder (collectively, the "Exchange Act").

4.8. All reasonable expenses of Lender's counsel related to its negotiation and review of this Agreement, the Note, the Guaranty and the Security Agreement will be borne by Borrower.

4.9 The execution, delivery and performance of this Agreement and the documents and instruments contemplated hereby does not conflict with or cause a breach or default under, or an event that with or without the passage of time or notice, shall constitute a breach or default, under any agreement to which the Borrower or the Guarantors are a party or by which they are bound.

SECTION 5. COVENANTS So long as all or any portion of any Note remains outstanding, the Borrower and the Guarantors hereby agree as follows:

5.1. They shall comply in all material respects with all applicable laws, rules, regulations and orders of, and restrictions imposed by, governmental authorities, the violation of which could reasonably be expected to have a material adverse effect upon the financial condition, results, assets or operations of them.

5.2. They shall allow representatives of the Lender, upon reasonable prior notice, to inspect, copy and make extracts of all applicable records, and all properties, of them at any reasonable time for any reasonable purpose.

5.3. They shall promptly notify the Lender of any litigation instituted, or to their knowledge, threatened against them.

SECTION 6. LENDER'S RIGHT TO CURE If the Borrower fails to perform any agreement contained herein or in any Note, the Lender may cure such event of default, and the expenses of the Lender incurred in connection therewith shall be payable by the Borrower.

SECTION 7. INDEMNITY AND EXPENSES

7.1. The Borrower agrees to indemnify the Lender for, from and against all claims, losses and liabilities growing out of or resulting from this Agreement, any Note, the Guaranty or the Security Agreement (including, without limitation, enforcement of this Agreement or any Note, the Guaranty, the Security Agreement or the Hypothecs) (collectively, the "Loan Documents"), except claims, losses or liabilities resulting from the Lender's gross negligence or willful misconduct.

7.2. The Borrower will upon demand pay to the Lender the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel, which the Lender may incur in connection with:

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     (i)  the exercise or enforcement of any of the rights of the Lender hereunder or under any other Loan Document; or

     (ii) the failure by the Borrower to perform or observe any of the provisions hereof or any other Loan Document

SECTION 8. EVENTS OF DEFAULT; REMEDIES

8.1. An event of default shall be deemed to have occurred upon the occurrence of any of the following events:

     (a) Any amount payable on the Loan shall not be paid when due or when demand is made therefor; or

     (b) Other than a failure to pay the Loan when due or when demand is made therefor, a breach or failure of performance by the Borrower of any covenant, condition or agreement on its part to be observed or performed contained in this Agreement or by any party in any Loan Document which shall not have been cured within five (5) business days after receipt by the Borrower of notice thereof given by the Lender; or

     (c) Any material representation or warranty made by either Borrower or any Guarantor in any Loan Document shall prove to have been false or breached in any material respect on and as of the date on which made; or

     (d) The Borrower or any Guarantor shall be adjudged to be insolvent or unable to pay its debts as they mature or any receiver, trustee, liquidator, custodian or like officer be appointed to take custody, possession or control of any property of the Borrower or any Guarantor; or

     (e)  if the Borrower or any Guarantor shall:

          (i) admit in writing its inability to pay its debts generally as they become due; or

          (ii) file a petition in bankruptcy or petition to take advantage of any insolvency act; or

          (iii) make assignment for the benefit of creditors; or

          (iv) consent to the appointment of a receiver of the whole or any substantial part of its property; or

          (v) on a petition in bankruptcy filed against it, be adjudicated a bankrupt; or

          (vi) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of Canada or any province thereof or of the United States of America or any state, district or territory thereof; or

     (f) if a court of competent jurisdiction shall enter an order, judgment, or decree appointing, without the consent of the Borrower or any Guarantor, as applicable, a receiver of the whole or any substantial part of the its property, and such order,


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          judgment or decree shall not be vacated or set aside or stayed within ninety (90) days from the date of entry thereof; or

     (g) if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the whole or any substantial part of Borrower's or any Guarantor's property and such custody or control shall not be terminated or stayed within (90) days from the date of assumption of such custody or control; or

     (h) if the Borrower or any Guarantor sells or otherwise transfers all or substantially all of its assets.

8.2. If an event of default shall have occurred and be continuing:

     (a) The Lender may (by written notice delivered to the Borrower) declare all or any portion of the Loan immediately due and payable.

     (b) The Lender shall also be entitled to exercise all its rights and remedies as may exist at law or as set forth in this Agreement and/or the Notes.

     (c) The Lender shall be entitled to collect interest at the maximum rate of interest allowed by applicable law on the unpaid principal balance of the Notes from and after the occurrence of an event of default until such event of default is cured or waived by Lender.

SECTION 9. MISCELLANEOUS

9.1. All covenants and agreements in this Agreement by or on behalf of either party shall bind and inure to the benefit of their respective successors and assigns, including any subsequent holder of any Note. This Agreement may not be assigned by the Borrower unless the Lender shall given prior written consent thereto.

9.2. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law, then such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement.

9.3. This Agreement may be executed in separate counterparts, each of which is deemed to be an original hereof, and all of which taken together shall constitute one and the same agreement.

9.4. Descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or affect the meaning or interpretation of this Agreement.

9.5. The parties hereto acknowledge that the transactions contemplated by this Agreement and the exhibits hereto bear a reasonable relation to the State of New York. This Agreement shall be enforced in accordance with, and all questions regarding the construction, validity, interpretation and purpose of this agreement shall be governed by, the internal laws of the State of New York, without


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giving effect to provisions thereof regarding conflict of laws. Any action to enforce the terms of this Agreement or any of its exhibits shall be brought exclusively in the state and/or federal courts situate in the County and State of New York. Service of process in any action by the Lender to enforce the terms of this Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, in the manner set forth in Section 9.6 hereof.

9.6. Any notice provided for in this Agreement must be in writing and must be either (a) hand delivered, (b) mailed by registered or certified first class mail, postage prepaid with return receipt requested, (c) sent by reputable overnight courier service for next business morning delivery, to the address indicated above or to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

Any notice under this Agreement shall be deemed to have been given (i) on the date such notice is hand delivered or delivered by reputable overnight courier service, or (ii) three (3) days after the date of mailing if mailed by certified or registered mail.

9.7. This Agreement and all exhibits and schedules hereto embody the complete agreement and understanding between the parties with respect to the subject matter hereof and thereof and supersedes and preempts any prior understandings, agreements and/or representations by or between the parties, written or oral, related to the subject matter hereof in any way.


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

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                       VITALSTATE, INC.


                                       By: /s/ James Klein
                                           -------------------------------------
                                           Name:  James Klein
                                           Title: CFO


                                       VITALSTATE CANADA LTD.


                                       By: /s/ James Klein
                                           -------------------------------------
                                           Name:  James Klein
                                           Title: CFO


                                       VITALSTATE US, INC.


                                       By:  /s/ James Klein
                                           -------------------------------------
                                           Name:  James Klein
                                           Title: CFO


                                       SCEPTER HOLDINGS INC.


                                       By: /s/ Robert Torokvei
                                           -------------------------------------
                                           Name:  Robert Torokvei
                                           Title: President


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

                                    EXHIBIT A

THIS NOTE HAS BEEN ISSUED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF FEDERAL AND STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH SUCH REQUIREMENTS OR A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE OBLIGOR THAT SUCH TRANSFER WILL NOT RESULT IN ANY VIOLATION OF SUCH LAWS OR AFFECT THE LEGALITY OF ITS ISSUANCE.


                             SECURED PROMISSORY NOTE

No. __

$100,000                                                        _________, 2004

         FOR VALUE RECEIVED, the undersigned, Vitalstate, Inc., a New York corporation with offices at 2191 Hampton Avenue, Montreal, Quebec H4A 2K5 (the "Obligor"), hereby promises to pay to the order of Scepter Holdings Inc. (the "Holder"), a Canadian corporation with offices at 170 Midwest Road, Toronto, Ontario M1P 3A9 the principal sum of One Hundred Thousand US dollars ($100,000) payable as set forth below. The Obligor also promises to pay to the order of the Holder interest on the principal amount hereof at a rate per annum equal to eight percent (8%), which interest shall be payable at such time as the principal is due hereunder. Interest shall be calculated on the basis of the year of 365 days and for the number of days actually elapsed. Any amounts of interest and principal not paid when due, including upon an Event of Default (as hereinafter defined), shall bear interest at the maximum rate of interest allowed by applicable law. The payments of principal and interest hereunder shall be made in currency of the United States of America that at the time of payment shall be legal tender therein for the payment of public and private debts.

         This Note shall be subject to the following additional terms and conditions:

1. Payments. Interest and principal due on this Note are payable on demand by the Holder and in all events no later than December 31, 2004 (the "Maturity Date"); provided however, that the parties may mutually agree to extend the terms of this Note beyond the Maturity Date. In the event that any payment to be made hereunder shall be or become due on Saturday, Sunday or any other day which is a legal bank holiday under the laws of Canada, such payment shall be or become due on the next succeeding business day and interest shall accrue during such extension of time

2. Optional Prepayment. The Obligor and the Holder understand and agree that the principal amount of this Note plus all accrued interest due thereon may be prepaid by the Obligor, in its discretion, at any time prior to the Maturity Date in accordance with section 2 of the Loan Agreement (as defined below).

3. Loan Agreement. This Note is given under and pursuant to the terms and conditions of that certain Loan Agreement among Obligor, Vitalstate Canada Ltd., Vitalstate US, Inc., and Holder dated as of February 10, 2004 (the "Loan Agreement") and is delivered subject to the terms, conditions and covenants and undertakings contained therein, which by this reference are incorporated herein. All capitalized terms used but not defined in this Note shall have the meanings assigned to such terms in the Loan Agreement. To the extent of any inconsistency


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

     between any term or condition of this Note and any term or condition of the Loan Agreement, the provisions of this Note shall control.

4. Security Agreement. Simultaneous with the execution and delivery of this Loan Agreement, Obligor, Vitalstate Canada Ltd. and Vitalstate US, Inc. have executed and delivered to Holder a Security Agreement ("Security Agreement") securing performance of their obligations under the Loan Agreement and this Note.

5. Unconditional Guaranty and Pledge. The obligations of Obligor to pay all sums due and owing under this Note (including, without limitation, section 12 of this Note) is unconditionally guaranteed by Vitalstate Canada Ltd. and Vitalstate US, Inc. (singly and collectively the "Guarantors"), each a wholly owned subsidiary of the Obligor, pursuant to a Guaranty, of even date herewith, and is secured by certain assets of the Obligor and the Guarantors as more fully described in the Security Agreement executed by the Obligor and Guarantors .

6. No Waiver. No failure or delay by the Holder in exercising any right, power or privilege under the Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No course of dealing between the Obligor and the Holder shall operate as a waiver of any rights by the Holder.

7. Waiver of Presentment and Notice of Dishonor. The Obligor and all endorsers, guarantors and other parties that may be liable under this Note hereby waive presentment, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

8. Place of Payment. All payments of principal of this Note and the interest due hereon shall be made as set forth in section 2 of the Loan Agreement .

9. Events of Default. The entire unpaid principal amount of this Note and the interest due hereon shall forthwith become and be due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, upon the occurrence of an event of default (as such term is used in section 8 of the Loan Agreement)

10.  Remedies. In case any one or more of the Events of Default specified in
     Section 9 hereof shall have occurred and be continuing, the Holder may proceed to protect and enforce its rights whether by suit and/or equity and/or by action of law, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or the Holder may proceed to enforce the payment of all sums due upon the Note or enforce any other legal or equitable right of the Holder.

11. Costs and Expenses. The Obligor shall bear all reasonable legal expenses of Holder in connection with the negotiation, drafting and execution of the Loan Documents (as such term is defined in section 7 of the Loan Agreement) and related documents (including an amendment to the Holder's Schedule 13D with respect to its investment in the Obligor). In the event Obligor defaults under its obligations hereunder, the Holder shall be entitled to recover all of its reasonable attorney's fees and costs incurred in enforcing its rights under any of the Loan Documents.


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

12. Amendments. No amendment, modification or waiver of any provision of this Promissory Note nor consent to any departure by the Obligor therefrom shall be effective unless the same shall be in writing and signed by Holder and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

13. Governing Law. This Promissory Note shall be deemed to be a contract made under the laws of New York and shall be governed and construed in accordance with the laws of said state without giving effect to principles of conflicts of law.

14. Headings and Construction. The headings of the paragraphs of this Promissory Note are inserted for convenience of reference only and shall not be deemed to constitute a part hereof. Words used herein of any gender shall be construed to include any other gender where appropriate and words used herein which are either singular or plural shall be construed to include the other where appropriate.

15. Successors and Assigns. The provisions hereof shall be binding upon and shall insure to the benefit of Obligor, Guarantor and Holder and their respective successors and assigns.

16. Partial Invalidity. If any provision of this Promissory Note is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Promissory Note as a whole but this Promissory Note shall be construed as though it did not contain the particular provision or provisions held to be invalid or unenforceable, and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by law.


IN WITNESS WHEREOF, the OBLIGOR has signed this Note this ___ day of _________ 2004.

                                       OBLIGOR:

                                       Vitalstate, Inc.


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:



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